EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-73112) and S-8 (Nos. 333-126928, 333-126929, 333-112175, 333-49297, 333-51795, 333-43572, 333-41964, 333-69301, 333-63627, 333-61369, 333-88399, 333-80829, 333-54024, 333-71404, 333-66586, 333-99611, 333-91422, 333-110257, 333-41337 and 333-121740) of McAfee, Inc., (formerly known as Networks Associates, Inc.) of our report dated February 26, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
March 1, 2006